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                                                                       EXHIBIT 1

                              MEMORANDUM OF PAYMENT


         The Undersigned hereby agree and acknowledge that The Answer Partnership, Ltd. ("TAP") paid the sum of $769,861.44 owed by TAP to Fallon Creek, L.P. ("FC") by assigning to FC 148,050 shares of the common stock of AVIDYN, Inc. on the 18th day of September, 2001, said sum being paid on and allocated solely to the principal balances of certain promissory notes owed by TAP to FC.

Executed as of September 18, 2001.



                                   THE ANSWER PARTNERSHIP, LTD.



                                   By: /s/ J. Ward Hunt
                                      -----------------------------------------
                                      J. Ward Hunt, Managing Partner



                                  FALLON CREEK, L.P.

                                  By:  Mispah Enterprises, L.L.C.



                                       By: /s/ Stuart Hunt
                                          -------------------------------------
                                          Stuart Hunt, President